EXHIBIT 23(D)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A of TIAA Real Estate Account of our report dated March 11, 2021 relating to the consolidated financial statements, which appears in TIAA Real Estate Account’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
April 26, 2021